   As filed with the Securities and Exchange Commission on November 12, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               __________________


                                    FORM 8-A

                               __________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            OYO GEOSPACE CORPORATION
             (Exact name of registrant as specified in its charter)


                TEXAS                                   76-0447780
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


          7334 N. GESSNER ROAD
             HOUSTON, TEXAS                                             77040
(Address of principal executive offices)                              (Zip Code)

                                ------------

         Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                     Name of each exchange on which
          to be so registered                     each class is to be registered
          -------------------                     ------------------------------

                                      NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

                                  333-36727

      Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                               (Title of class)

================================================================================

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered are shares of Common Stock, par value $.01 per share (the "Stock"), of OYO Geospace Corporation (the "Registrant"). A description of the Stock is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36727), as amended, which has been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), and will be included in a form of prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933. Such prospectus and description is incorporated herein by reference.


ITEM 2.  EXHIBITS.

 1.1 Registrant's Registration Statement on Form S-1 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36727), filed with the Commission on September 30, 1997).

 1.2 Amendment No. 1 to Registrant's Registration Statement on Form S-1 (incorporated by reference to the entirety of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 36727), filed with the Commission on November 5, 1997).

 4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36727), filed with the Commission on September 30, 1997).

 4.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36727), filed with the Commission on September 30,
         1997).

 5.1 Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36727), filed with the Commission on September 30,
         1997).

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   OYO GEOSPACE CORPORATION


                                   By:     /s/ GARY D. OWENS
                                      ---------------------------------------
                                               Gary D. Owens
                                       Chairman of the Board, President and
                                            Chief Executive Officer


Dated November 7, 1997